Exhibit 99.1

AvidXchange Announces First Quarter 2024 Financial Results

•
Strong across-the-board year-over-year Q1’24 financial performance driven by yield expansion, transaction growth, unit cost reduction and operating expense discipline

•
Q1’24 operating income loss of $(4.1) million more than halved versus a loss of $(17.1) million in the comparable year-ago period

•
Q1’24 adjusted EBITDA up sharply to $17.7 million vs. $0.4 million in the comparable year-ago period

•
Sustaining a strong balance sheet with cash and marketable securities of $443.6 million to re-invest in the core business organically and inorganically

•
Updated 2024 business outlook reflects sustained strong execution amid macro volatility

Charlotte, N.C. – May 8, 2024 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced financial results for the first quarter ended March 31, 2024.

“We continued our streak of delivering standout financial results with our first quarter 2024 being no exception, marking 11 consecutive quarters of surpassing internal expectations. Given the volatile macro backdrop, which has continued to impact transaction volumes, we are utilizing all the levers that help us counterbalance those impacts, resulting in strong growth, gross margin and adjusted EBITDA margin performance. With the market for accounts payable and payments automation for middle market companies estimated at $40 billion, we believe our differentiated value proposition positions us well to capitalize on the trend toward digital transformation of the back office given our breadth of verticals, depth of integrations, competitive strength and our proprietary two-side network. Furthermore, we believe the investments we are making in innovation, new products and integration partnerships -- both launched and in the pipeline -- provide a long runway for growth and profits,” said Michael Praeger, Chief Executive Officer & Co-Founder of AvidXchange.

First Quarter 2024 Financial Highlights:

•
Total revenue was $105.6 million, an increase of 21.6% year-over-year, compared with $86.8 million in the first quarter of 2023.
•
Revenue included interest income of $13.1 million compared with $7.1 million in the first quarter of 2023.
•
GAAP net loss was $(1.0) million, compared with a GAAP net loss of $(16.0) million in the first quarter of 2023.
•
Non-GAAP net income was $11.3 million, compared with a Non-GAAP net loss of $(3.4) million in the first quarter of 2023.
•
GAAP gross profit was $69.2 million, or 65.5% of total revenue, compared with $52.1 million, or 60.0% of revenue in the first quarter of 2023.
•
Non-GAAP gross profit was $76.5 million, or 72.4% of total revenue, compared with $58.4 million, or 67.3% of revenue in the first quarter of 2023.
•
Adjusted EBITDA was $17.7 million compared with $0.4 million in the first quarter of 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures and Other Performance Metrics."

First Quarter 2024 Key Business Metrics and Highlights:

•
Total transactions processed in the first quarter of 2024 were 19.3 million, an increase of 5.8% from 18.3 million in the first quarter of 2023.
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Total payment volume in the first quarter of 2024 was $19.9 billion, an increase of 12.0% from $17.7 billion in the first quarter of 2023.
•
Transaction yield in the first quarter of 2024 was $5.47, an increase of 14.9% from $4.76 in the first quarter of 2023.

Full Year 2024 Financial Outlook

As of May 8, 2024, AvidXchange anticipates its Full Year 2024 revenue and adjusted EBITDA to be in the following ranges (in millions):

	Current FY 2024 Guidance	Previous FY 2024 Guidance
Revenue (1)	$442.0 - $448.0	$441.0 - $447.0
Adjusted EBITDA(1&2)	$71.0 - $75.0	$67.0 - $71.0

(1)
The current FY 2024 guidance anticipates interest revenue contribution of approximately $45.0 million compared to $44.0 million previously
(2)
A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Earnings Teleconference Information

AvidXchange will discuss its first quarter 2024 financial results during a teleconference today, May 8, 2024, at 10:00 AM ET. The call will be broadcast simultaneously via webcast at https://ir.avidxchange.com/. Following the completion of the call, a recorded replay of the webcast will be available on AvidXchange’s website. In addition to the conference call, supplemental information is available on the Investor Relations section of AvidXchange’s website at https://ir.avidxchange.com/.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,000 businesses and it has made payments to more than 1,200,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “outlook,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “continue,” “will” and similar words and phrases indicating future results. The information presented in this press release related to our expectations of future performance, including guidance for our revenue and Adjusted EBITDA for the full year 2024, our “streak” of financial results, our ability to counterbalance ongoing and future macroeconomic impacts, our customers’ perception of the value proposition associated with our products and services including the delivery of electronic payments, our addressable market opportunity, the strength of our products and product pipeline, the role that our verticals, integrations, competitive strengths, and two-sided network will play in positioning us for future growth, and other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described, from time to time, in AvidXchange’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-GAAP Measures and Other Performance Metrics

To supplement the financial measures presented in our press release and related conference call in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Non-GAAP Gross Profit, Adjusted EBITDA, and Non-GAAP Net Income (Loss).

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented Non-GAAP Gross Profit, Adjusted EBITDA, and Non-GAAP Net Income (Loss) in this press release. We define Non-GAAP Gross Profit as revenue less cost of revenue excluding the portion of depreciation and amortization and stock-based compensation expense allocated to cost of revenues. We define Adjusted EBITDA as our net loss before depreciation and amortization, impairment and write-off of intangible assets, interest income and expense, income tax expense (benefit), stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, and charitable contributions of common stock. We define Non-GAAP Net Income (Loss) as net loss before amortization of acquired intangible assets, impairment and write-off of intangible assets, stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, acquisition-related effects on income tax, and charitable contributions of common stock. Non-GAAP income tax expense is calculated using our blended statutory rate except in periods of non-GAAP net loss when it is based on our GAAP income tax expense. In each case, non-GAAP income tax expense excludes the effects of acquisitions in the period on tax expense.

We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.

Availability of Information on AvidXchange’s Website

Investors and others should note that AvidXchange routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations section of AvidXchange’s website. While not all information that AvidXchange posts to the Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, AvidXchange encourages investors, the media and others interested in AvidXchange to review the information that it shares at the Investor Relations link located at https://ir.avidxchange.com. Users may automatically receive email alerts and other information about AvidXchange when enrolling an email address by visiting “Email Alerts” in the “Resources” section of AvidXchange’s Investor Relations website https://ir.avidxchange.com.

Investor Contact:

Subhaash Kumar

Skumar1@avidxchange.com

813.760.2309

AvidXchange Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$105,598	$86,822
Cost of revenues (exclusive of depreciation and amortization expense)	30,333	29,473
Operating expenses
Sales and marketing	19,741	20,135
Research and development	25,904	23,122
General and administrative	24,260	22,627
Impairment and write-off of intangible assets	162	-
Depreciation and amortization	9,307	8,586
Total operating expenses	79,374	74,470
Loss from operations	(4,109)	(17,121)
Other income (expense)
Interest income	6,562	4,516
Interest expense	(3,337)	(3,315)
Other income	3,225	1,201
Loss before income taxes	(884)	(15,920)
Income tax expense	125	70
Net loss	$(1,009)	$(15,990)
Net loss per share attributable to common stockholders, basic and diluted	$(0.00)	$(0.08)
Weighted average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	204,896,718	199,900,920

AvidXchange Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31,	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$343,660	$406,974
Restricted funds held for customers	1,220,459	1,578,656
Marketable securities	99,888	44,645
Accounts receivable, net of allowances of $4,271 and $4,231, respectively	48,877	46,689
Supplier advances receivable, net of allowances of $1,291 and $1,333 respectively	9,967	9,744
Prepaid expenses and other current assets	15,322	12,070
Total current assets	1,738,173	2,098,778
Property and equipment, net	100,114	100,985
Operating lease right-of-use assets	1,585	1,628
Deferred customer origination costs, net	27,216	27,663
Goodwill	165,921	165,921
Intangible assets, net	80,852	84,805
Other noncurrent assets and deposits	4,642	3,957
Total assets	$2,118,503	$2,483,737
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15,433	$16,777
Accrued expenses	39,558	56,367
Payment service obligations	1,220,459	1,578,656
Deferred revenue	12,455	12,851
Current maturities of lease obligations under finance leases	251	275
Current maturities of lease obligations under operating leases	1,691	1,525
Current maturities of long-term debt	6,425	6,425
Total current liabilities	1,296,272	1,672,876
Long-term liabilities
Deferred revenue, less current portion	13,808	14,742
Obligations under finance leases, less current maturities	62,595	62,464
Obligations under operating leases, less current maturities	2,909	3,275
Long-term debt	69,422	69,760
Other long-term liabilities	3,934	4,175
Total liabilities	1,448,940	1,827,292
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock, $0.001 par value; 1,600,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 206,315,368 and 204,084,024 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	206	204
Additional paid-in capital	1,692,526	1,678,401
Accumulated deficit	(1,023,169)	(1,022,160)
Total stockholders' equity	669,563	656,445
Total liabilities and stockholders' equity	$2,118,503	$2,483,737

AvidXchange Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(1,009)	$(15,990)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization expense	9,307	8,586
Amortization of deferred financing costs	106	110
Provision for credit losses	687	550
Stock-based compensation	10,959	8,931
Accrued interest	433	503
Impairment and write-off on intangible assets	162	-
Accretion of investments held to maturity	(913)	(1,238)
Deferred income taxes	89	53
Changes in operating assets and liabilities
Accounts receivable	(2,442)	(3,702)
Prepaid expenses and other current assets	(3,252)	(2,556)
Other noncurrent assets	(725)	1,205
Deferred customer origination costs	448	205
Accounts payable	(1,428)	(23)
Deferred revenue	(1,330)	(261)
Accrued expenses and other liabilities	(17,288)	(21,887)
Operating lease liabilities	(156)	(115)
Total adjustments	(5,343)	(9,639)
Net cash used in operating activities	(6,352)	(25,629)
Cash flows from investing activities
Purchase of marketable securities held to maturity	(87,996)	(62,999)
Proceeds from maturity of marketable securities held to maturity	33,666	111,680
Purchases of equipment	(522)	(332)
Purchases of intangible assets	(4,039)	(3,855)
Supplier advances, net	(656)	(310)
Net cash (used in) provided by investing activities	(59,547)	44,184
Cash flows from financing activities
Repayments of long-term debt	(406)	(406)
Principal payments on finance leases	(77)	(165)
Proceeds from issuance of common stock	3,168	366
Debt issuance costs	-	(624)
Payment of acquisition-related liability	(100)	(100)
Payment service obligations	(358,197)	(232,652)
Net cash used in financing activities	(355,612)	(233,581)
Net decrease in cash, cash equivalents, and restricted funds held for customers	(421,511)	(215,026)
Cash, cash equivalents, and restricted funds held for customers
Cash, cash equivalents, and restricted funds held for customers, beginning of year	1,985,630	1,634,387
Cash, cash equivalents, and restricted funds held for customers, end of period	$1,564,119	$1,419,361
Supplementary information of noncash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$85	$14
Right-of-use assets obtained in exchange for new operating lease obligations	-	362
Interest paid on notes payable	1,330	1,255
Interest paid on finance leases	1,468	1,448
Cash paid for income taxes	7	-

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

	Three Months Ended March 31,
	2024	2023
Reconciliation from Revenue to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
Total revenues	$105,598	$86,822
Expenses:
Cost of revenues (exclusive of depreciation and amortization expense)	(30,333)	(29,473)
Depreciation and amortization expense	(6,064)	(5,219)
GAAP Gross profit(1)	$69,201	$52,130
Adjustments:
Stock-based compensation expense	1,232	1,064
Depreciation and amortization expense	6,064	5,219
Non-GAAP gross profit	$76,497	$58,413
GAAP Gross margin	65.5%	60.0%
Non-GAAP gross margin	72.4%	67.3%

Reconciliation from Net Loss to Non-GAAP Net Income (Loss):
Net loss	$(1,009)	$(15,990)
Exclude: Provision for income taxes	125	70
Loss before taxes	(884)	(15,920)
Amortization of acquired intangible assets	3,413	3,623
Impairment and write-off of intangible assets	162	-
Stock-based compensation expense	10,959	8,931
Transaction and acquisition-related costs	-	(7)
Non-recurring items not indicative of ongoing operations(1)	1,346	9
Total net adjustments	15,880	12,556
Non-GAAP income (loss) before taxes	14,996	(3,364)
Non-GAAP tax expense (2)	3,734	70
Non-GAAP net income (loss)	$11,262	$(3,434)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(1,009)	$(15,990)
Depreciation and amortization	9,307	8,586
Impairment and write-off of intangible assets	162	-
Interest income	(6,562)	(4,516)
Interest expense	3,337	3,315
Provision for income taxes	125	70
Stock-based compensation expense	10,959	8,931
Transaction and acquisition-related costs	-	(7)
Non-recurring items not indicative of ongoing operations(1)	1,346	9
Adjusted EBITDA	$17,665	$398

(1) For the three months ended March 31, 2024, this amount includes $1,157 of restructuring costs and $179 of response costs, including professional services and legal fees, incurred in connection with the cybersecurity incident that was detected in April 2023.

(2) Non-GAAP tax expense is based on the Company's blended tax rate of 24.9% in periods the Company has Non-GAAP income before tax. In periods the Company is in a non-GAAP loss position, tax expense is based on GAAP tax expense.